Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS Corporation Announces FDA 510(k) Clearance for STERIS

SYSTEM 1E® Liquid Chemical Sterilant Processing System

MENTOR, Ohio (April 6, 2010) — STERIS Corporation (NYSE: STE) today announced that it has received U.S. Food and Drug Administration (FDA) 510(k) clearance for the STERIS SYSTEM 1E® Liquid Chemical Sterilant Processing System.

The STERIS SYSTEM 1E® Liquid Chemical Sterilant Processing System is the successor to the Company’s SYSTEM 1® Sterile Processing System. The SYSTEM 1E is indicated for liquid chemical sterilization of cleaned, immersible, and reusable critical and semi-critical heat sensitive medical devices in healthcare facilities.

“We are pleased that the Agency cleared SYSTEM 1E for marketing,” commented Walt Rosebrough, STERIS President and Chief Executive Officer. “This is good news for our Customers and we look forward to working with them as they continue their transition to acceptable alternative technologies. We remain committed to the outstanding level of service that our Customers have come to expect from STERIS.”

STERIS continues dialogue with the Agency to close out the remaining SYSTEM 1 issues and expects to announce a transition plan in the near future. STERIS is also committed to providing SYSTEM 1 Customers with consumables, parts and service and accessories throughout the FDA authorized transition time period. The Company will begin accepting orders for SYSTEM 1E as soon as the transition plan is announced, with delivery of the first units expected by the 2nd quarter of fiscal year 2011.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 5,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contacts:

INVESTORS:

Julie Winter, Director, Investor Relations at 440-392-7245.

NEWS MEDIA:

Stephen Norton, Director, Corporate Communications at 440-392-7482

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry or products that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “potential,” “confidence,” “improve,” “optimistic,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals, or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any outcome from litigation, regulatory action, administrative proceedings, government investigations, warning letters, cost reductions, business strategies, earnings and revenue trends, expense reduction or other future financial results. Consult product labeling for specific product information and indications for use. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation previously disclosed FDA warning letters, government investigations, and the December 3, 2009 FDA notice, or other requirements or standards, may delay, limit or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated cost savings or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with the matters described in this release, may adversely impact Company performance, results, or value, (g) the effect of the contraction in credit availability, as well as the ability of our customers and suppliers to adequately access the credit markets when needed, and (h) those risks described in our Annual Report on Form 10-K for the year ended March 31, 2009 and the Form 10-Q for the quarter ended December 31, 2009.